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                                                                Exhibit 10.31


                               STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is entered into effective as of this 29th day of January, 1999, by and among SuperGen, Inc., a Delaware corporation (the "COMPANY") and Tako Ventures, LLC, a California limited liability company (the "PURCHASER").

                                      BACKGROUND

     A. Pursuant to Section 5.1 of that certain Convertible Note, Option and Warrant Purchase Agreement dated as of June 17, 1997, by and among the Company, the Purchaser and Lawrence J. Ellison ("ELLISON") (the "ORIGINAL PURCHASE AGREEMENT"), the Purchaser has the right to purchase its pro rata share of securities to be issued by the Company (the "PRE-EMPTIVE RIGHT").

     B. In connection with the Company's sale and issuance of 460,000 shares of Common Stock to an institutional investor on December 23, 1998 pursuant to the Common Stock Purchase Agreement dated as of November 23, 1998 (the "NOVEMBER PURCHASE AGREEMENT"), the Purchaser desires to exercise its Pre-emptive Right and purchase 61,350 shares of the Company's Common Stock pursuant to this Agreement, and the Company and the Purchaser desire to resolve certain differences that have arisen between them as to the adjustments to be made pursuant to the antidilution provisions under Section 1.2(b) of the Original Purchase Agreement as a result of the November Purchase Agreement.

     NOW THEREFORE, the parties agree as follows:

     1. SALE AND PURCHASE OF SECURITIES. On the terms and subject to the conditions set forth in this Agreement, the Company will issue and sell to the Purchaser, and the Purchaser will purchase 61,350 shares of the Company's Common Stock (the "SHARES") at a per share purchase price of approximately $6.52 for an aggregate purchase price of $400,002 (the "PURCHASE PRICE").

     2.   CLOSING.

          a. The closing of the purchase and sale of the Shares (the "CLOSING") will be held at the office of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050 at 10:00 a.m. on January 29, 1999, or such other time or place as the parties may agree.

          b. At the Closing, the representations and warranties of the parties set forth in Section 3 below shall be true and correct in all material respects.

          c. At the Closing, (A) the Purchaser shall (i) pay the Purchase Price by wire transfer to the Company's account and (ii) deliver to the Company, for cancellation, exchange and reissuance in accordance with clause
(B)(ii) of this subsection, the Series 2 Warrants heretofore issued to Purchaser to purchase an aggregate of seven hundred seventy-five thousand (775,000) shares of Common Stock, and (B) the Company shall (i) cause the transfer agent to deliver a

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certificate evidencing the Shares in the name of the Purchaser (ii) shall deliver to Purchaser Series 1 Warrants to purchase an aggregate of seven hundred seventy-five thousand (775,000) shares of Common Stock, two hundred thirty thousand (230,000) of which shall be subject to an initial Warrant Exercise Price of ten dollars thirty-five cents ($10.35) per share and five hundred forty-five thousand (545,000) of which shall be subject to an initial Warrant Exercise Price of thirteen dollars and fifty cents ($13.50) per share, subject in each case to adjustment as set forth therein and in the Original Purchase Agreement and (iii) shall deliver to Purchaser a certificate evidencing 107,333 shares of Common Stock of the Company (the "ANTIDILUTION SHARES"). The certificates evidencing the Shares and the Antidilution Shares and the Series 1 Warrants issued hereunder shall bear the restrictive legends set forth in Section 5.11 of the Original Purchase Agreement.

     3. REPRESENTATIONS AND WARRANTIES. (a) In connection with the issuance and purchase of the Shares, the Series 1 Warrants and the Antidilution Shares, the Purchaser hereby represents and warrants to the Company as set forth in Section 4 of the Original Purchase Agreement (provided that any references therein to Option, Note, Warrants or Securities shall be deemed to refer solely to the Shares and the Antidilution Shares and the Series 1 Warrants issued hereunder, and the term "Agreement" shall refer to this Agreement), and (b) in connection with the issuance and purchase of the Shares, the Company hereby represents and warrants to the Purchaser that except as set forth on a separate disclosure letter delivered to the Purchaser as of the date of this Agreement, the representations and warranties set forth in Section 3.1 of the November Purchase Agreement are true and correct in all material respects as of the date of this Agreement (provided that the term "Agreement" shall refer to this Agreement and the term "Shares" shall refer to the Shares, the Antidilution Shares and the Series 1 Warrants issued hereunder and shares of Common Stock issued upon exercise of the Series 1 Warrants). The Purchaser acknowledges and agrees that the issuance of the Shares in accordance with this Agreement satisfies its Pre-emptive Right with respect to the November Purchase Agreement and that the issuance of the Series 1 Warrants and the Antidilution Shares in accordance with this Agreement satisfies Purchaser's antidilution rights under Section 1.2(b) of the Original Purchase Agreement with respect to the November Purchase Agreement.

     4. MISCELLANEOUS. This Agreement is governed by the laws of the state of California. This Agreement may not be amended nor any provision waived except in writing signed by both parties. This Agreement represents the entire agreement between the parties regarding subject matter hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

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     IN WITNESS WHEREOF, the parties execute this Agreement as of the date first written above.

                                   SuperGen, Inc.


                                   /s/ Dr. Joseph Rubinfeld
                                  -------------------------------------
                                   Dr. Joseph Rubinfeld, CEO



                                   Tako Ventures, LLC
                                   By:  CEPHALOPOD CORPORATION,
                                        MEMBER


                                   /s/ Philip Simon
                                  -------------------------------------
                                   Philip Simon, PRESIDENT
                                   CEPHALOPOD CORPORATION

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